UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 -

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530
Clayton, MO		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(314) 480-1400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Receivables Purchase Agreement

On November 4, 2026, Olin Finance Company, LLC, a wholly owned subsidiary of the Registrant (the “Seller”), and the Registrant, as servicer and performance guarantor, entered into Amendment No. 2 to Receivables Purchase Agreement and Reaffirmation of Performance Guaranty (the “RPA Amendment”) with PNC Bank, National Association, as administrative agent, the purchasers and group agents party thereto and PNC Capital Markets LLC, as structuring agent. The RPA Amendment amends the Receivables Purchase Agreement, dated as of November 20, 2024, to, among other things, extend the scheduled termination date to July 31, 2028.

The foregoing description of the RPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA Amendment, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Amendment No. 2 to Receivables Purchase Agreement and Reaffirmation of Performance Guaranty, dated as of November 4, 2026, among Olin Finance Company, LLC, as seller, Olin Corporation, as servicer and performance guarantor, PNC Bank, National Association, as administrative agent, the purchasers and group agents party thereto and PNC Capital Markets LLC, as structuring agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Inchan Hwang
	Name:	Inchan Hwang
	Title:	Vice President, Deputy General Counsel and Secretary

Dated: November 4, 2026